Exhibit 99.5

Consent to Reference in Registration Statement

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 filed by SiTime Corporation (“SiTime”) with the Securities and Exchange Commission, and all supplements and amendments thereto (the “Registration Statement”), as a person about to become a director of SiTime, effective November 1, 2019.

/s/ Tom D. Yiu
Name:	Tom D. Yiu

Date: October 23, 2019